FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT, ("Amendment") dated APRIL 27, 2023, between 320 Hatch Drive Associates, LLC ("Landlord") and Notable Labs, Inc., a Delaware Corporation ("Tenant"), for the premises located at 320 hatch Drive, Foster City, California (the "Subject Property"). Landlord and Tenant shall be referred to collectively as the "Parties".

Hatch Drive Associates, a California LLC ~~General Partnership~~, a predecessor in interest to Landlord and Tenant entered into a Lease Agreement with a first addendum (collectively, the "Lease") dated March 25, 2019, for the Subject Property. The term of the Lease is scheduled to expire on May 23, 2023.

The Parties desire to amend the Lease to extend the term and to fix the rent for the balance of the term.

NOW, THEREFORE, the Parties hereby agree to amend the Lease as follows:

1. Extended Term. The term of the lease shall be extended to May 23, 2027. Tenant shall have one four-year option to extend pursuant to Paragraphs 39 and 56 of the Lease.

2. Termination Option. Tenant shall have the right to terminate the Lease effective as of March 23, 2025, provided that Tenant delivers to Landlord written notice of its election to termination not later than November 23, 2024, and delivers with the notice four months of base rent for the year of the notice as an early lease termination fee.

3. Rent: Starting May 23, 2023, the monthly base rent shall be $43,894.00. The base rent shall increase 3% on each anniversary of the Lease. The first payment for the extended term of the Lease shall be due on June 1, 2023. The Lease shall remain a NNN lease.

4. Notice Address For Landlord. Landlord's new notice address is 497 Seaport Court, Suite 102, Redwood City, CA 94063.

5. Entire Agreement. The terms of the Lease are expressly incorporated herein by this reference. This Amendment contains all of the agreements and understandings made between the Parties with respect to the subject matter of this Amendment. No prior or contemporaneous oral or written understandings or representations concerning the subject matter of this Amendment, other than as set forth in this Amendment shall be enforceable against either Party. In case of any conflict or inconsistency between the terms of the Lease, as amended, and this Amendment, the terms of this Amendment shall control, but otherwise, all other terms and conditions of the Lease shall remain in full force and effect.

6. Successors and Assigns. Except as otherwise provided in the Lease, this Amendment shall be binding upon and inure to the benefit of the Parties hereto, the heirs, personal representatives, and the permitted successors, transferees, and assigns.

7. Authority. Each person executing this Amendment on behalf of a Party represents and warrants that it has the full power, authority, and legal right to execute and deliver this Amendment on behalf of such Party and that this Amendment constitutes the legal, valid, and binding obligations of such Party, its heirs, representatives, successors, and assigns, enforceable against such Party or Parties in accordance with its terms.

8. Execution by Both Parties. This instrument shall not be effective or binding upon either Party as an amendment to lease or otherwise unless or until both Parties have executed and received a fully executed instrument.

9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The Parties agree that a signed copy of this Amendment transmitted by one Party to the other Party by facsimile transmission or electronic mail shall be binding upon the sending party to the same extent as if it had delivered a signed original of this Amendment.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment effective as of the day and year set forth above.

LANDLORD:

320 Hatch Drive Associates, LLC

By: ______________________

GILBERT AMOROSO

Its : MANAGING MEMBER

TENANT:

Notable Labs, Inc., a Delaware Corporation

By: Thomas Bock (Apr 26, 2023 16:02 PDT)

Thomas Bock, CEO